UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 OR 15(d) of the Securities
                              Exchange Act of 1934

              Date of Report (Date of the earliest event reported)
                                   May 9, 2005
                                ----------------

                               NL Industries, Inc.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

     New Jersey                       1-640                    13-5267260
-------------------            ------------------          -----------------
  (State or other                 (Commission                (IRS Employer
  jurisdiction of                 File Number)               Identification
   incorporation)                                                 No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas                       75240-2697
----------------------------------------------                   ------------
(Address of principal executive offices)                          (Zip Code)

               Registrant's telephone number, including area code
                                 (972) 233-1700
                                 --------------

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[   ]     Written  communications  pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
          CFR 240.14a-12)

[   ]     Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
          Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
          Exchange Act (17 CFR 240.13e-4(c))


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Item 4.02 Non-Reliance on Previously  Issued  Financial  Statements or a Related
          Audit Report or Completed Interim Review.


(a) On May 9, 2005, the Company and its audit committee concluded that the Company will file a Form 10-K/A for its year ended December 31, 2004 ("Form 10-K/A") to reflect an additional $4.2 million, or $.08 per diluted share, noncash income tax benefit in its results of operations for the year ended December 31, 2004. Such $4.2 million relates to recognition of an additional deferred income tax benefit related to discontinued operations, to be recognized in the fourth quarter of 2004 as a component of discontinued operations. As a result of the restatement for recognition of this additional deferred income tax benefit, the Company's previously issued consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 30, 2005 (the "Original Form 10-K") should no longer be relied upon.


As previously reported, in December 2004 the board of directors of CompX International Inc. ("CompX"), a majority-owned subsidiary of the Company, committed to a formal plan to dispose of its Thomas Regout operations in the Netherlands. Such operations met all of the criteria under accounting principles generally accepted in the United States of America ("GAAP") to be classified as an asset held for sale at December 31, 2004, and accordingly the results of operations of Thomas Regout were classified as discontinued operations in the Company's consolidated financial statements for all periods presented. At the date the formal disposal plan was adopted, CompX estimated that it would generate a capital loss upon completion of the disposal of Thomas Regout, and that such capital loss would generate a $4.2 million income tax benefit. In accordance with GAAP, CompX properly recognized the benefit of such capital loss in the fourth quarter of 2004, when the formal disposal plan was adopted, and not in the first quarter of 2005 when the capital loss was actually generated as a result of completing the disposition of the Thomas Regout operations. Also in accordance with GAAP, CompX concluded at December 31, 2004 that the benefit of such capital loss did not currently meet the more-likely-than-not recognition criteria, and accordingly CompX also recognized an offsetting $4.2 million deferred income tax asset valuation allowance in the fourth quarter of 2004. The recognition of the tax benefit and the offsetting valuation allowance were both recognized as components of discontinued operations by CompX in the fourth quarter of 2004.

Because CompX and the Company are members of the same consolidated tax group for U.S. federal income tax reporting purposes, the Company was required to evaluate whether this $4.2 million income tax benefit met the more-likely-than-not recognition criteria of GAAP at the Company's level as of December 31, 2004. At December 31, 2004, the Company concluded such tax benefit did not meet the more-likely-than-not recognition criteria, and accordingly the Company maintained the $4.2 million valuation allowance recognized by CompX. Thereafter, in the first quarter of 2005, the Company sold certain shares of a less-than-majority-owned affiliate in market transactions, which generated a capital gain for U.S. federal income tax purposes that more than offset the capital loss generated by CompX from the disposal of Thomas Regout. Even though such capital gains on the sale of such shares were generated by the Company in the first quarter of 2005 (i.e. subsequent to December 31, 2004 and the same quarter in which the disposal of the Thomas Regout operations was completed), the capital gains were generated before the Company issued its December 31, 2004 consolidated financial statements on March 30, 2005. The Company believes the accounting for income taxes, particularly as it relates to the "more-likley-than-not" recognition criteria of GAAP as it relates to evaluation of deferred income tax asset valuation allowances, requires consideration of both objective and subjective factors. The Company has now determined that under a proper application of GAAP, it should have considered such capital gains generated in the first quarter of 2005, along with other factors, when making its evaluation about whether or not the $4.2 million tax benefit generated at the CompX level met the more-likely-than-not recognition criteria at the Company's level as of December 31, 2004. Accordingly, the consolidated financial statements to be contained in the Form 10-K/A will reflect an additional $4.2 million income tax benefit in its results of operations for the year ended December 31, 2004, reflecting reversal of the deferred income tax asset valuation allowance recognized by CompX. As noted above, such $4.2 million will be recognized in the fourth quarter of 2004 as a component of discontinued operations.

This adjustment became known to the Company in connection with finalizing the preparation of its consolidated financial statements for the quarter ended March 31, 2005.

The Company's income from continuing operations for 2004 is unaffected by this adjustment, and the Company's previously issued consolidated financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004 are also unaffected by this adjustment.

Attached hereto as Exhibit 99.1 are the Company's unaudited consolidated balance sheet as of December 31, 2004, and the Company's unaudited consolidated statement of income for the year ended December 31, 2004, reflecting (i) balances as reflected in the Original Form 10-K, (ii) adjustments to reflect the additional deferred income tax benefit and (iii) balances, as restated to reflect the additional deferred income tax benefit. There was no impact on the Company's cash flows from operating activities or changes in other comprehensive income for the year ended December 31, 2004 as a result of this adjustment.

The guidance set forth in Auditing Standard No. 2 ("AS2") of the Public Company Accounting Oversight Board states that restatement of previously-issued financial statements to reflect the correction of a misstatement should be regarded as at least a significant control deficiency and as a strong indicator that a material weakness in internal control over financial reporting exists. In connection with the expected filing of the Form 10-K/A, the Company has concluded that a material weakness existed as of December 31, 2004 which precludes the Company from concluding that its internal control over financial reporting was effective as of December 31, 2004. Therefore, the Company's previous conclusion, as reported in the Company's Management Report on Internal Control Over Financial Reporting contained in Item 9A of the Original Form 10-K, that it maintained effective internal control over financial reporting as of December 31, 2004, can no longer be relied upon and will be restated when it files the Form 10-K/A. In such Form 10-K/A, the Company (i) will conclude it lacked effective controls as of December 31, 2004 surrounding the proper consideration of the effect of subsequent events on the evaluation of certain income tax attributes and related deferred income tax asset valuation allowances in the preparation of its December 31, 2004 consolidated financial statements and (ii) expects that PricewaterhouseCoopers LLP, the Company's independent registered public accounting firm, will issue an opinion stating that the Company did not maintain effective internal control over financial reporting as of December 31, 2004.

In order to remediate this material weakness, in May 2005, and in connection with the Company's quarterly close process for the quarter ended March 31, 2005, the Company has enhanced its focus and instituted additional procedures, to be performed each quarter in connection with the Company's close process, that are designed to help ensure that subsequent events are properly evaluated as they pertain to the evaluation of income tax attributes and related deferred income tax asset valuation allowances in the preparation of its consolidated financial statements. Such actions taken with respect to this enhanced focus and additional procedures instituted include:

     o The Company formed a formal committee comprised of the Company's Tax Director and Chief Financial Officer. Immediately before the Company's consolidated financial statements are issued each quarter, such committee will meet and discuss events or circumstances that have arisen subsequent to the balance sheet date, and evaluate any such events or circumstances to consider whether any additional evidence has arisen that would justify (i) reversal of an existing valuation allowance or (ii) recognizing a valuation allowance for an existing gross deferred tax asset without any current valuation allowance.
     o Prior to such meeting, the Company's Chief Financial Officer will review applicable resource materials regarding the evaluation of deferred income tax asset valuation allowances and the effect on such evaluation of subsequent events, in order to provide a proper focus in such meeting on the effect of any subsequent events.

On May 9, 2005 and May 10, 2005, and in connection with the Company's quarterly close process for its quarter ended March 31, 2005, this committee met and discussed the items as described above. The Company's management believes that this weakness has been remediated as of May 10, 2005 (the date of this Form 8-K).

The Company's management and audit committee have discussed the matters disclosed in this Form 8-K with the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP.

Item 9.01         Financial Statements and Exhibits.

(c) Exhibits.

        Item No.                Exhibit Index
      ----------    ----------------------------------------

         99.1* Unaudited Consolidated Balance Sheet as of December 31, 2004 and Statement of Income for the year ended December 31, 2004.

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*  Filed herewith.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               NL Industries, Inc.
                                  (Registrant)




                                  By:/s/ Gregory M. Swalwell
                                     ----------------------------
                                     Gregory M. Swalwell
                                     Vice President, Finance and
                                      Chief Financial Officer



Date:  May 10, 2005


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                                INDEX TO EXHIBITS


Exhibit No.       Description
----------- --------------------------------------------------

99.1 Unaudited Consolidated Balance Sheet as of December 31, 2004 and Statement of Income for the year ended December 31, 2004.